UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December  29, 2006

HD PARTNERS ACQUISITION CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32890	20-3893077
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2601 Ocean Park Boulevard
Santa Monica, California		90405
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (310) 209-8308

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 29, 2006, HD Partners Acquisition Corporation (“HD”) entered into a Warrant Clarification Agreement to clarify the terms of the Warrant Agreement dated as of June 7, 2006 (the “Warrant Agreement”) by and between HD and American Stock Transfer & Trust Company, as Warrant Agent.

On December 28, 2006, HD and Morgan Joseph & Co. Inc. entered into an amendment to the Unit Purchase Option issued in connection with the June 2006 initial public offering of HD.

On December 29, 2006, HD and each of the initial stockholders (all of whom are officers and/or directors of HD) who are parties to each of the Registration Rights Agreement dated June 7, 2006 (the “Registration Rights Agreement”) and the Founding Director Warrant Purchase Agreement dated May 9, 2006 (the “Founding Director WPA”) entered into a letter agreement (the “Letter Agreement”) to clarify the terms of the Registration Rights Agreement and the Founding Director WPA.

Each of the Warrant Clarification Agreement, the amendment to the Unit Purchase Option, and Letter Agreement which are filed as exhibits to this Current Report on Form 8-K, clarify that (i) if a registration statement covering the securities issuable upon the exercise of a warrant or the Unit Purchase Option was not effective at the time a holder desired to exercise the instrument, then the warrant or Unit Purchase Option could expire unexercised, and (ii) in no event would HD be obligated to pay cash or other consideration to the holders of the warrants or the Unit Purchase Option or “net-cash settle” the obligations of HD under any of the agreements.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

4.1	Unit Purchase Option dated June 7, 2006.

4.2	Amendment to Unit Purchase Option dated December 29, 2006.

4.3	Warrant Agreement dated June 7, 2006.

4.4	Warrant Clarification Agreement dated December 29, 2006

4.5	Letter Agreement dated December 29, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   December 29, 2006

HD PARTNERS ACQUISITION CORPORATION

By: /s/ Eddy W. Hartenstein
Eddy W. Hartenstein
President and Chief Executive Officer